                                                                    EXHIBIT 23.1
                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-50463) of PS Business Parks, Inc. of (i) our report dated February 14, 2001 with respect to the consolidated financial statements and schedule of PS Business Parks, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission, (ii) our report dated July 14, 2001 on the combined statement of certain revenues and certain operating expenses of the Prosperity Business Campus for the year ended December 31, 2000 included in the Current Report on Form 8-K/A dated November 20, 2001 of PS Business Parks, Inc. and (iii) our report dated December 7, 2001 on the combined statement of certain revenues and certain operating expenses of the Cornell Oaks Corporate Center for the year ended December 31, 2000 included in the Current Report on Form 8-K/A dated November 20, 2001 of PS Business Parks, Inc.

                                                /s/ ERNST & YOUNG LLP

Los Angeles, California
January 18, 2002